Separation and Release Agreement
Tapestry, Inc. and its subsidiaries (“Employer”) and Kevin Wills (“Executive”) enter into this Separation and Release Agreement (“Agreement”), which was received by Executive on November 19, 2018, signed by Executive on the date shown below Executive’s signature on the last page of this Agreement and is effective eight days (8) after the date of execution by Executive unless Executive revokes the agreement before that date, for and in consideration of the promises made among the parties and other good and valuable consideration as follows:

1.Separation Date. Effective February 8, 2019 Executive’s employment with Employer shall terminate (the “Separation Date”). The Separation Date is intended to constitute Executive’s “separation from service” within the meaning of Section 409A (as defined below). Prior to the Separation Date, Executive shall continue to perform all duties, obligations and responsibilities of his role as Chief Financial Officer of Employer, including, but not limited to, all such duties, obligations and responsibilities in connection with the preparation, completion and filing with the SEC of Employer's Quarterly Report on Form 10-Q for the Fiscal Quarter Ended December 29, 2018.

2.     Equity, Payments and Benefits
a.    Pro Rata Equity Vesting. Provided Executive timely executes this Agreement, returns it to Employer no later than December 10, 2018 and does not revoke this Agreement within the period specified in Paragraph 3.a.iii. hereof, and provided further that Executive timely executes and does not revoke the Supplemental Release (as defined below) according to the provisions of Paragraph 18, and provided further that Executive makes the payments to Employer described in Paragraph 2.b, then subject to the terms and conditions of this Agreement, a pro-rata portion of the second tranche of Executive’s joining grant of restricted stock units, granted on March 6, 2017 (the “2017 RSU Grant”), which is equal to 95.83% of the portion of the 2017 RSU Grant eligible to vest on March 6, 2019 (the “Second Vesting Date”), shall remain eligible to vest on the Second Vesting Date in accordance with the terms and conditions of the 2017 RSU Grant agreement in force between Employer and the Executive (the “Pro Rata RSU Vesting”). The portion of the 2017 RSU Grant that is not vested and does not become vested as of the Second Vesting Date shall be forfeited. Executive and Employer agree that, (1) other than the Pro Rata RSU Vesting of the 2017 RSU Grant described above, all of Executive’s unvested outstanding restricted stock units (“RSUs”), performance restricted stock units (“PRSUs”) and stock options (“Stock Options”) shall be automatically forfeited on the Separation Date and (2) the last day on which any vested stock options held by Executive may be exercised is the earlier of (i) the expiration date as defined in the applicable stock option agreement, or (ii) ninety (90) days after the Separation Date.

b.    Pro Rata Sign-On Bonus Repayment. Executive and Employer agree that, notwithstanding anything in Executive’s Offer Letter (as defined below) to the contrary, on Executive’s Separation Date, Executive shall pay back to Employer the gross amount of $500,000 (five hundred thousand dollars and no cents), which is a portion of his $1,500,000 sign-on cash bonus (the “Sign-On Bonus”). The payment shall be made by Executive in a check made payable to “Tapestry, Inc.” and provided to Sarah Dunn or by wire per instructions provided by Employer.
c.    Benefits. Executive’s participation in the benefit plans available to the executives of Tapestry, Inc. shall also cease as of the Separation Date. Executive shall have the right, however, at Executive’s expense, to exercise such conversion privileges as may be available under such plans. Executive will be entitled to fulfillment of any matching grant obligations under Employer’s Matching Grants Program with respect to commitments made by Executive prior to the Separation Date.
d.    Executive Acknowledgements. Executive acknowledges and agrees that other than any items specifically set forth in this Agreement, Executive is not and will not be due any other compensation, including, but not limited to, compensation for unpaid salary (except for amounts unpaid and owing for Executive’s employment with Employer and its affiliates prior to the Separation Date), unpaid bonus and severance from Employer or any of its affiliates. In addition, Executive acknowledges and agrees that, as of and after the Separation Date, except as specifically provided herein, Executive will not be eligible to participate in any of the benefit plans of Employer or any of its affiliates, including, without limitation, Employer’s 401(k) Savings Plan, Employer’s Executive Deferred Compensation Plan, business travel accident insurance, accidental death & dismemberment, and short-term and group long-term disability insurance. Executive will be entitled to receive benefits, which are vested and accrued prior to the Separation Date pursuant to the benefit plans of Employer in which Executive participated prior to the Separation Date. Employer shall promptly reimburse Executive for business expenses incurred in the ordinary course of Executive’s employment on or before the Separation Date, but not previously reimbursed, provided Employer’s policies of documentation and approval are satisfied. Except as specifically herein, notwithstanding anything to the contrary contained herein, Executive shall only be entitled to the Pro Rata RSU Vesting described in Paragraph 2.a if Executive remains employed by Employer through the Separation Date. Nothing herein limits Employer’s right to discharge Executive for “cause” (as defined in the offer letter between Executive and Employer, dated December 12, 2016, (the “Offer Letter”)) between the date of this Agreement and the Separation Date.
e.    Tax Withholding and Adequacy of Payments. All payments and benefits to be made or provided to Executive will be subject to all applicable tax withholding as required by applicable federal, state and local withholding tax laws. The payments received in this Section are adequate and sufficient for entering into this Agreement and the Supplemental Release and include benefits to which Executive is not otherwise entitled.
3.    Release. Executive, for himself, Executive’s successors, administrators, heirs and assigns, hereby fully releases, waives and forever discharges Employer, any affiliated company or subsidiary, each of its and their respective predecessors, successors, subsidiaries, affiliates, assigns, shareholders, directors, officers, agents, attorneys, employees, employee benefit plans and their administrators and trustees, in their individual and official capacities, whether past, present, or future (the “Released Parties”) from and against any and all actions, suits, debts, demands, damages, claims, judgments, or liabilities of any nature, including costs and attorneys’ fees, whether known or unknown, which Executive ever had, now has or may have against any of the Release Parties in the future, including, but not limited to, all claims arising out of Executive’s employment with or separation from any of the Released Parties, such as (by way of example only) any claim for bonus, severance, or other benefits apart from the benefits expressly stated herein; breach of contract (express or implied); wrongful discharge; whistleblowing; detrimental reliance; defamation; emotional distress or compensatory and/or punitive damages; impairment of economic opportunity; any claim under common-law or at equity; any tort; claims for reimbursements; claims for commissions; or claims for employment discrimination under any state, federal and local law, statute, or regulation or claims related to any other restriction or the right to terminate employment, including without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act of 1990, as amended; the Human Rights Act, as Amended; the Age Discrimination in Employment Act, as amended; the National Labor Relations Act; the Employee Retirement Income Security Act; the Family and Medical Leave Act of 1993, as amended; the New York State Human Rights Law; the New York City Administrative Code; the New York Labor Law; the New York Minimum Wage Act; the statutory provisions regarding retaliation/discrimination under the New York Worker’s Compensation Law; the New York City Earned Sick Time Act; the New York City Human Rights Law; the Maryland Fair Employment Practices Act, Reasonable Accommodations for Disabilities Due to Pregnancy Law, anti-retaliation provisions of the Maryland workers’ compensation laws, Baltimore City (Baltimore City, Md., Code art. 4, §§ 3-1, et seq.), Prince George’s County (Prince George’s Cty., Md., Code, Subtitle 2, Sections 2-185, et seq.), Howard County (Howard Cty., Md., Code §§ 12.208, et seq.), and Montgomery County (Montgomery Cty., Md., Code §§ 27-11, et seq.); and any other claim of discrimination or retaliation in employment (whether based on federal, state, or local law, statutory or decisional) that may be lawfully waived by agreement and corresponding state and local anti-discrimination laws, as applicable. Nothing herein shall release any party from any obligation under this Agreement. Executive acknowledges and agrees that this release in this Paragraph 3 and the covenant not to sue set forth in Paragraph 4 are essential and material terms of this Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties and no benefits would have been paid. Executive understands and acknowledges the significance and consequences of this release and this Agreement.

a.
EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE EXECUTIVE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. 621 (“ADEA”) AND THE OLDER WORKERS BENEFIT PROTECTION ACT (“OWBPA”). THIS PARAGRAPH DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE UNDER THE ADEA AFTER THE DATE EXECUTIVE SIGNS THIS AGREEMENT.

(i)    EXECUTIVE AGREES THAT THIS AGREEMENT PROVIDES BENEFITS TO WHICH EXECUTIVE IS NOT OTHERWISE

ENTITLED, AND THAT EMPLOYER HAS ADVISED EXECUTIVE TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.
(ii)    EXECUTIVE HAS BEEN PROVIDED TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER WHETHER EXECUTIVE SHOULD SIGN THIS AGREEMENT AND WAIVE AND RELEASE ALL CLAIMS AND RIGHTS ARISING UNDER ADEA AND OWBPA. ANY MODIFICATIONS TO THIS AGREEMENT, MATERIAL OR OTHERWISE, DO NOT RE-START THE 21-DAY CONSIDERATION PERIOD.
(iii)    EXECUTIVE SHALL HAVE SEVEN (7) DAYS WITHIN WHICH TO REVOKE THIS AGREEMENT AFTER ITS EXECUTION BY EXECUTIVE AND THIS AGREEMENT SHALL BECOME EFFECTIVE AND ENFORCEABLE ON THE EIGHTH (8th) DAY FOLLOWING THE DATE EXECUTIVE EXECUTES THIS AGREEMENT. ANY REVOCATION WITHIN THE 7-DAY REVOCATION PERIOD MUST BE SUBMITTED IN WRITING TO EMPLOYER’S GENERAL COUNSEL AT 10 HUDSON YARDS, NEW YORK, NY 10001 AND MUST STATE: “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE.”

a.
IN THE EVENT EXECUTIVE RETAINS ANY AMOUNT PAID UNDER THIS AGREEMENT AND LATER ASSERTS OR FILES A CLAIM, CHARGE, COMPLAINT, OR ACTION AND OBTAINS A JUDGMENT, IT IS THE INTENT OF THE PARTIES THAT ALL PAYMENTS MADE TO THE EXECUTIVE HEREUNDER SHALL BE OFFSET AGAINST ANY JUDGMENT EXECUTIVE OBTAINS.

4.    Covenant Not to Sue. To the maximum extent permitted by law, Executive covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against any of the Released Parties, including but not limited to any of the claims released in Paragraph 3 of this Agreement. In the event of Executive’s breach of the terms of this Agreement, without prejudice to Employer’s other rights and remedies available at law or in equity, except as prohibited by law, Executive shall be liable for all costs and expenses (including, without limitation, reasonable attorney’s fees and legal expenses) incurred by Employer as a result of such breach. Nothing herein shall prevent Executive or Employer from instituting any action required to enforce the terms of this Agreement or to determine the validity of this Agreement.
5.    EEOC, NLRB, SEC, and Governmental Agencies. Nothing in this Agreement shall be construed to prevent or limit Executive from (i) responding truthfully to a valid subpoena; (ii) filing a charge or complaint with, or participating in any investigation conducted by, a governmental agency including the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission and/or any state or local human rights agency; or (iii) filing, testifying or participating in or otherwise assisting in a proceeding relating to, or reporting, an alleged violation of any federal, state or municipal law relating to fraud or any rule or regulation of the Securities Exchange Commission (“SEC”), the Commodity Futures Trading Commission (“CFTC”) or any self-regulatory organization (including, but not limited to, the Financial Industry Regulatory Authority), or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation.  Prior authorization of the Company shall not be required to make any reports or disclosures under this Paragraph 5 and Executive is not required to notify Employer that Executive has made such reports or disclosures.  Nevertheless, Executive acknowledges and agrees that by virtue of the release set forth in Paragraph 3 above, Executive has waived any relief available to Executive (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Agreement.  Therefore, except as set forth herein, Executive agrees that Executive will not seek or accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement.  This Agreement does not, however, waive or release Executive’s right to receive a monetary award from the SEC or CFTC for information provided to the SEC or CFTC. In addition, nothing herein shall be construed to prevent Executive from enforcing any rights to vested and accrued benefits Executive may have under the Executive Retirement Income Security Act of 1974, commonly known as ERISA.
6.    Confidentiality. At all times hereafter, Executive will maintain the confidentiality of all information in whatever form concerning Employer or any of its affiliates relating to its or their businesses, customers, finances, strategic or other plans, marketing, employees, trade practices, trade secrets, know-how or other matters which are not generally known outside Employer, and Executive will not, directly or indirectly, make any disclosure thereof to anyone, or make any use thereof, on her/his own behalf or on behalf of any third party, unless specifically requested by or agreed to in writing by an executive officer of Employer.
In addition, Executive agrees that, except as required by law or regulation, he will not, at any time, discuss publicly (including, without limitation, any member of the media) the terms of Executive’s employment severance (including, without limitation, the terms of this Agreement), except with Executive’s attorneys, immediate family and financial advisors, and to the extent necessary to enforce the terms and conditions of this Agreement or as otherwise required by law, or pursuant to a valid subpoena, discovery notice, demand or request, or Court order or process.
In the event that Executive breaches this Paragraph 6, Executive shall be required to reimburse Employer any proceeds received as a result of the Pro Rata RSU Vesting and shall be required to repay Employer the full amount of his Sign-On Bonus. In addition, Employer shall be entitled to preliminarily or permanently enjoin Executive from violating this Paragraph 6 in order to prevent the continuation of such harm.
7.    Return of Company Property. Executive will promptly after the Separation Date return to Employer all reports, files, memoranda, records, computer equipment and software, credit cards, cardkey passes, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which he received or prepared or helped prepare in connection with his employment with Employer, its subsidiaries and affiliates, and Executive will not retain any copies, duplicates, reproductions or excerpts thereof.
8.    Non-Disparagement. Executive agrees to refrain from making public or private comments or taking any actions which disparage, or are disparaging, derogatory or negative about the business of Employer, or the products, policies or decisions of Employer, or any present or former officers, directors or employees of Employer or any of its operating divisions, subsidiaries or affiliates. In the event that Executive breaches this Paragraph 8, Executive shall be required to reimburse Employer any proceeds received as a result of the Pro Rata RSU Vesting and shall be required to repay Employer the full amount of his Sign-On Bonus. In addition, Employer shall be entitled to preliminarily or permanently enjoin Executive from violating this Paragraph 8 in order to prevent the continuation of such harm.
9.    Re-Affirmation of Restrictive Covenants. Executive acknowledges and agrees that the non-competition, non-solicitation and non-interference covenants contained in the Offer Letter and the restrictive covenants contained in the award agreements evidencing Executive’s equity awards will continue in full force and effect in accordance with their terms and that Employer will, in addition to the rights and remedies contained in this Paragraph 9, retain all rights and remedies under the Offer Letter and the award agreements evidencing Executive’s equity awards to enforce the terms of such covenants. Executive acknowledges that compliance with this Paragraph 9 is necessary to protect the business and good will of Employer and that a breach of any of these provisions will irreparably and continually damage Employer, for which money damages may not be adequate. Accordingly, in the event that Executive breaches this Paragraph 9, Executive shall be required to reimburse Employer any proceeds received as a result of the Pro Rata RSU Vesting and shall be required to repay Employer the full amount of his Sign-On Bonus. In addition, Employer shall be entitled to preliminarily or permanently enjoin Executive from violating this Paragraph 9 in order to prevent the continuation of such harm.
10.    Future Employment. Executive shall be restricted from, directly or indirectly, counseling, advising, or becoming employed by, or providing any and all services to a competitor of Employer during the twelve (12) month period following the Separation Date. Executive acknowledges that compliance with this Paragraph 10 is necessary to protect the business and good will of Employer and that a breach of any of these provisions will irreparably and continually damage Employer, for which money damages may not be adequate. Accordingly, in the event that Executive breaches this Paragraph 10, Executive shall be required to reimburse Employer any proceeds received as a result of the Pro Rata RSU Vesting and shall be required to repay Employer the full amount of his Sign-On Bonus. In addition, Employer shall be entitled to preliminarily or permanently enjoin Executive from violating this Paragraph 10 in order to prevent the continuation of such harm. For the purposes of this provision, “Competitors” include the following companies together with their respective subsidiaries, parent entities and all other affiliates, provided that Employer shall be permitted in its discretion to update this list of Competitors from time to time through the Separation Date: Adidas AG; Burberry Group PLC; Cole Haan LLC; Fast Retailing Co., Ltd.; Compagnie Financiere Richemont SA; Fung Group; G-III Apparel Group, Ltd.; The Gap, Inc.; Kering; L Brands, Inc.; LVMH Moet Hennessy Louis Vuitton SA; Michael Kors Holdings Limited; Prada, S.p.A; Proenza Schouler; PVH Corp.; Rag & Bone; Ralph Lauren Corporation; Tory Burch LLC; Tumi Holdings, Inc.; and V.F. Corporation. Executive understands and agrees that the list of Competitors in effect as of the Separation Date will be the authoritative list of “Competitors” for all purposes under this Agreement. Any requests for exceptions to these restrictions and Employer’s ability to seek injunctive relief shall be made in writing to Employer’s Global Head of Human

Resources. Following receipt of such request, Employer hereby reserves the right, in its sole discretion, to grant such exception and forego the right to seek injunctive relief.  Such decision by Employer shall not, in any way, effect any other right Employer has pursuant to this Agreement, the Offer Letter or the award agreements evidencing Executive’s equity awards, and all such rights are hereby explicitly reserved. In addition, Executive agrees that s/he shall not apply for, and shall not be eligible for, any future employment with Employer.
11.    Information/Privacy Obligations. In addition to the obligations set forth above, Executive shall not retain, copy, transfer or otherwise obtain, use, hold or possess any information whatsoever that resides on Employer’s premises, databases, electronic servers and/or storage devices/facilities, including any and all information that Executive had access to as a result of being employed by Employer, whether in electronic or hard copy format. Notwithstanding this requirement, Executive may make a copy and maintain, but shall not delete from Employer’s systems, Executive’s Outlook Contacts and Executive’s Outlook Calendar to the extent Executive’s Outlook Contacts and Outlook Calendar do not contain proprietary, confidential or trade secret information of Employer and its subsidiaries and affiliates. Executive may also take possession of Executive’s own personal items (i.e., family photos and family records/documents). In the event that Executive breaches this Paragraph 11, Executive shall be required to reimburse Employer any proceeds received as a result of the Pro Rata RSU Vesting and shall be required to repay Employer the full amount of his Sign-On Bonus. In addition, Employer shall be entitled to preliminarily or permanently enjoin Executive from violating this Paragraph 11 in order to prevent the continuation of such harm and to recover all damages and other remedies to which it is entitled under law.
12.    Future Cooperation.   In further consideration of Executive’s agreement to the terms contained herein, Executive agrees to cooperate and provide all responsive information to Employer’s reasonable requests concerning any investigation, litigation, or any other matter which relates to any fact or circumstance known to Executive during his or her employment with Employer.    Executive agrees to respond to Employer’s request for cooperation and assistance within three (3) business days of any such request, or as soon thereafter as is reasonably practicable.  Executive acknowledges that he or she is not entitled to further compensation or consideration from Employer for such cooperation or assistance.
13.    Executive’s Understanding. Executive acknowledges by signing this Agreement that Executive has read and understands this document, as well as the Executive has conferred with or had opportunity to confer with attorneys regarding the terms and meaning of this Agreement, that Executive has had sufficient time to consider the terms provided for in this Agreement, that no representations or inducements have been made to Executive except as set forth herein, and that Executive has signed the same KNOWINGLY AND VOLUNTARILY.
14.    Provisions. It is intended that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of New York notwithstanding any conflict of laws provisions. In the event that any paragraph, subparagraph or provision of this Agreement shall be determined to be partially contrary to governing law or otherwise partially unenforceable, the paragraph, subparagraph, or provision and this Agreement shall be enforced to the maximum extent permitted by law, and if any paragraph, subparagraph, or provision of this Agreement shall be determined to be totally contrary to governing law or otherwise totally unenforceable, the paragraph, subparagraph, or provision shall be severed and disregarded and the remainder of this Agreement shall be enforced to the maximum extent permitted by law.
15.    Non-Admission of Liability. Neither this Agreement nor performance hereunder constitutes an admission by any of the Released Parties of any violation of any federal, state, or local law, regulation, common-law, breach of any contract, or any other wrongdoing of any type. The Released Parties specifically deny that they or any of their officers, directors or employees engaged in any wrongdoing concerning Executive.
16.    Section 409A.
a.    This Agreement (and all payments and benefits under this Agreement) is intended to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other interpretive guidance thereunder (collectively, “Section 409A”), and shall be construed and interpreted in accordance with such intent. To the extent that any amount payable pursuant to this Agreement is subject to Code Section 409A, it shall be paid in a manner that will comply therewith, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect to Code Section 409A (the “Guidance”); provided, however, that nothing hereunder shall (i) guarantee that the payments will not be subject to taxes, interest and penalties under Section 409A of the Code; (ii) entitle Executive to a reimbursement on any tax liability incurred in connection with payments provided hereunder; or (iii) transfer any liability from Executive or any other individual to Employer or any of its affiliates, employees or agents pursuant to the terms of this Agreement or otherwise. In the event that any provision of this Agreement would fail to satisfy the requirement of Code Section 409A and the Guidance, Employer shall be permitted to reform this Agreement to maintain to the maximum extent practicable the original intent thereof without violating the requirements of Code Section 409A or the Guidance.
b.    Each payment made under this Agreement (including each separate installment payment in the case of a series of installment payments) shall be deemed to be a separate payment for purposes of Section 409A. Amounts payable under this Agreement shall be deemed not to be a “deferral of compensation” subject to 409A to the extent provided in the Treasury Regulations 1.409A-1(b)(4) (“short terms deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraphs (iii)) and other applicable provisions of Section 409A.
17.    Overpayments, Employee Reimbursements and Return of Company Property.
a.    Executive agrees to repay any overpayment of any amount miscalculated hereunder to which Executive is not expressly entitled under the terms of the Offer Letter as memorialized by this Agreement.

b.    Executive further agrees that if Executive does not return all Employer property or reimburse Employer for all personal expenses charged to Employer within 7 days of executing this Agreement, then Employer may reconcile or set off the value of the property or the amount of the personal charges against any remaining unpaid amount due hereunder. For purposes of this paragraph, the value of any Employer property shall be determined by Employer in its sole discretion.
18.    Additional Release. Executive agrees that his entitlement to the Pro Rata RSU Vesting and the partial repayment of his Sign-On Bonus is expressly conditioned on his execution of a supplemental release in the form annexed hereto as Addendum A (the “Supplemental Release”) no earlier than the Separation Date and no later than March 1, 2019. If Executive does not execute the Supplemental Release, he will not be entitled to the Pro Rata RSU Vesting and will be required to repay the full amount of his Sign-On Bonus.
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In witness whereof, the parties hereto have executed and delivered this Agreement.
Tapestry, Inc.

/s/ Sarah Dunn___________________________
Sarah Dunn
Global Human Resources Officer

Date: _12/6/18____________________________

Accepted and agreed to.
EXECUTIVE:

/s/ Kevin Wills ___________________________
KEVIN WILLS

Date: _11/28/18____________________________

ADDNEDUM A

Supplemental Release Agreement
Tapestry, Inc. and its subsidiaries (“Employer”) and Kevin Wills (“Executive”) enter into this Supplemental Release Agreement (“Supplemental Release”), which was received by Executive on November 19, 2018, signed by Executive on the date shown below Executive’s signature on the last page of this Agreement and is effective eight days (8) after the date of execution by Executive unless Executive revokes the agreement before that date. Employer and Executive previously entered into a Separation Agreement and Release between Employer and the Executive, dated as of [●] (the “Separation Agreement”). Capitalized terms used but not defined herein have the meanings given to such terms in the Separation Agreement. Pursuant to Section 20 of the Separation Agreement, Executive’s receipt of the Pro Rata RSU Vesting and his partial repayment of his Sign-On Bonus (each as defined in the Separation Agreement) is subject to and conditioned upon Executive’s execution and non-revocation of this Supplemental Release. Therefore, for and in consideration of the promises and agreements made in the Separation Agreement and this Supplemental Release and for other good and valuable consideration as follows, Executive and Employer hereby agree as follows:
1.    Separation Date. The Executive’s employment with the Employer terminated on the Separation Date.

2.    Release. Executive, for himself, Executive’s successors, administrators, heirs and assigns, hereby fully releases, waives and forever discharges Employer, any affiliated company or subsidiary, each of its and their respective predecessors, successors, subsidiaries, affiliates, assigns, shareholders, directors, officers, agents, attorneys, employees, employee benefit plans and their administrators and trustees, in their individual and official capacities, whether past, present, or future (the “Released Parties”) from and against any and all actions, suits, debts, demands, damages, claims, judgments, or liabilities of any nature, including costs and attorneys’ fees, whether known or unknown, which Executive ever had, now has or may have against any of the Release Parties in the future, including, but not limited to, all claims arising out of Executive’s employment with or separation from any of the Released Parties, such as (by way of example only) any claim for bonus, severance, or other benefits apart from the benefits expressly stated herein; breach of contract (express or implied); wrongful discharge; whistleblowing; detrimental reliance; defamation; emotional distress or compensatory and/or punitive damages; impairment of economic opportunity; any claim under common-law or at equity; any tort; claims for reimbursements; claims for commissions; or claims for employment discrimination under any state, federal and local law, statute, or regulation or claims related to any other restriction or the right to terminate employment, including without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act of 1990, as amended; the Human Rights Act, as Amended; the Age Discrimination in Employment Act, as amended; the National Labor Relations Act; the Employee Retirement Income Security Act; the Family and Medical Leave Act of 1993, as amended; the New York State Human Rights Law; the New York City Administrative Code; the New York Labor Law; the New York Minimum Wage Act; the statutory provisions regarding retaliation/discrimination under the New York Worker’s

Compensation Law; the New York City Earned Sick Time Act; the New York City Human Rights Law; the Maryland Fair Employment Practices Act, Reasonable Accommodations for Disabilities Due to Pregnancy Law, anti-retaliation provisions of the Maryland workers’ compensation laws, Baltimore City (Baltimore City, Md., Code art. 4, §§ 3-1, et seq.), Prince George’s County (Prince George’s Cty., Md., Code, Subtitle 2, Sections 2-185, et seq.), Howard County (Howard Cty., Md., Code §§ 12.208, et seq.), and Montgomery County (Montgomery Cty., Md., Code §§ 27-11, et seq.); and any other claim of discrimination or retaliation in employment (whether based on federal, state, or local law, statutory or decisional) that may be lawfully waived by agreement and corresponding state and local anti-discrimination laws, as applicable. Nothing herein shall release any party from any obligation under this Supplemental Release. Executive acknowledges and agrees that this release in this Paragraph 2 and the covenant not to sue set forth in Paragraph 3 are essential and material terms of this Supplemental Release and that, without such release and covenant not to sue, no agreement would have been reached by the parties and no benefits would have been paid. Executive understands and acknowledges the significance and consequences of this Supplemental Release.

a.
EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE EXECUTIVE SIGNS THIS SUPPLEMENTAL RELEASE REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. 621 (“ADEA”) AND THE OLDER WORKERS BENEFIT PROTECTION ACT (“OWBPA”). THIS PARAGRAPH DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE UNDER THE ADEA AFTER THE DATE EXECUTIVE SIGNS THIS AGREEMENT.

(i)    EXECUTIVE AGREES THAT THE SEPARATION AGREEMENT AND THIS SUPPLEMENTAL RELEASE PROVIDE BENEFITS TO WHICH EXECUTIVE IS NOT OTHERWISE ENTITLED, AND THAT EMPLOYER HAS ADVISED EXECUTIVE TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS SUPPLEMENTAL RELEASE.
(ii)    EXECUTIVE HAS BEEN PROVIDED TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER WHETHER EXECUTIVE SHOULD SIGN THIS SUPPLEMENTAL RELEASE AND WAIVE AND RELEASE ALL CLAIMS AND RIGHTS ARISING UNDER ADEA AND OWBPA. ANY MODIFICATIONS TO THIS SUPPLEMENTAL RELEASE, MATERIAL OR OTHERWISE, DO NOT RE-START THE 21-DAY CONSIDERATION PERIOD.
(iii)    EXECUTIVE SHALL HAVE SEVEN (7) DAYS WITHIN WHICH TO REVOKE THIS SUPPLEMENTAL RELEASE AFTER ITS EXECUTION BY EXECUTIVE AND THIS SUPPLEMENTAL RELEASE SHALL BECOME EFFECTIVE AND ENFORCEABLE ON THE EIGHTH (8th) DAY FOLLOWING THE DATE EXECUTIVE EXECUTES THIS SUPPLEMENTAL RELEASE. ANY REVOCATION WITHIN THE 7-DAY REVOCATION PERIOD MUST BE SUBMITTED IN WRITING TO EMPLOYER’S GENERAL COUNSEL AT 10 HUDSON YARDS, NEW YORK, NY 10001 AND MUST STATE: “I HEREBY REVOKE MY ACCEPTANCE OF THE SUPPLEMENTAL RELEASE.”

a.
IN THE EVENT EXECUTIVE RETAINS ANY AMOUNT PAID UNDER THE SEPARATION AGREEMENT OR THIS SUPPLEMENTAL RELEASE AND LATER ASSERTS OR FILES A CLAIM, CHARGE, COMPLAINT, OR ACTION AND OBTAINS A JUDGMENT, IT IS THE INTENT OF THE PARTIES THAT ALL PAYMENTS MADE TO THE EXECUTIVE THEREUNDER AND HEREUNDER SHALL BE OFFSET AGAINST ANY JUDGMENT EXECUTIVE OBTAINS.

3.    Covenant Not to Sue. To the maximum extent permitted by law, Executive covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against any of the Released Parties, including but not limited to any of the claims released in Paragraph 2 of this Supplemental Release. In the event of Executive’s breach of the terms of the Separation Agreement or this Supplemental Release, without prejudice to Employer’s other rights and remedies available at law or in equity, except as prohibited by law, Executive shall be liable for all costs and expenses (including, without limitation, reasonable attorney’s fees and legal expenses) incurred by Employer as a result of such breach. Nothing herein shall prevent Executive or Employer from instituting any action required to enforce the terms of this Supplemental Release or to determine the validity of this Supplemental Release.
4.    Incorporation by Reference. The terms, conditions and restrictions set forth in Paragraphs 2, and 5 through 18, inclusive, of the Separation Agreement are incorporated by reference herein as if fully set forth herein.
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In witness whereof, the parties hereto have executed and delivered this Supplemental Release.
Tapestry, Inc.

___________________________________
Sarah Dunn
Global Human Resources Officer

Date: _____________________________

Accepted and agreed to.
EXECUTIVE:

__________________________________
KEVIN WILLS

Date: _____________________________

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